UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 26, 2010

Coastal Banking Company, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-28333		58-2455445
(Commission File Number)		(IRS Employer Identification No.)

36 Sea Island Parkway, Beaufort, South Carolina		29902
(Address of principal executive offices)		(Zip Code)

(843) 522-1228
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Coastal Banking Company, Inc. (the “Company”) was held on May 26, 2010 (the “Annual Meeting”).  Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.  The matters listed below were submitted to a vote of the Company’s shareholders and the final voting results were as follows:

The following nominees were elected as Class II directors to hold a three-year term expiring in 2013:

Name	For	Withheld	Abstentions	Broker Non-Votes
Suellen Rodeffer Garner	884,153	-	29,384	1,044,226
Dennis O. Green	874,076	-	39,461	1,044,226
Ladson F. Howell	884,901	-	28,636	1,044,226

The appointment of Mauldin & Jenkins, Certified Public Accounts, LLC, as the Company’s independent registered public accounting firm for the year ending December 31, 2010 was ratified by the vote set forth below:

For	Against	Abstentions	Broker Non-Votes
1,875,973	7,227	74,563	-

A non-binding resolution regarding the compensation of the Company’s executive officers named in the Summary Compensation Table of the Company’s Proxy Statement for the Annual Meeting, including the executive compensation tables and related disclosure in the Proxy Statement was approved by the vote set forth below:

For	Against	Abstentions	Broker Non-Votes
1,846,147	91,636	19,975	5

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL BANKING COMPANY, INC.

Dated: May 28, 2010	By:	/s/ Paul Garrigues
Paul Garrigues
Chief Financial Officer

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